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                                                                   EXHIBIT 10.39

                          CHANGE OF CONTROL AGREEMENT
                          ---------------------------


     AGREEMENT by and between RUBY TUESDAY, INC., a Georgia corporation (the "Company"), and _____________________________ (the "Executive"), dated as of the
______ day of ______________, 19___.

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interest of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Certain Definitions.
         -------------------

     (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or in anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

     (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least sixty (60) days prior to the Renewal Date the Company shall give notice to

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the Executive that the Change of Control Period shall not be so extended.

     (c) A "Business Combination" shall mean: (i) any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (A) any Interested Stockholder, or (B) any Person (whether or not itself an Interested Stockholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder involving any assets or securities of the Company, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder, having an aggregate Fair Market Value equal to or in excess of 25% of the total assets of the Company as shown on the balance sheet of the Company contained in the most recent annual report to stockholders of the Company.

     (d) An "Interested Stockholder" shall mean any Person (other than the Company, any Subsidiary, or any profit-sharing, employee stock ownership or other employee benefit plan established by the Company, by any Subsidiary, or by any trustee of or fiduciary with respect to any such plan when acting in such capacity) who: (i) is the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; (ii) is an Affiliate or Associate of the company and that at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of Capital Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any other Interested Stockholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

     (e) A "Continuing Director" is an individual who meets either of the following sets of criteria:

     (i)  Is a member of the Board

          (A) who was a member of the Board as of the date of this Agreement, and

          (B) who, at the time of determination of Continuing Director status, is not an Affiliate, Associate or representative of an Interested Stockholder; or

     (ii) Is a member of the Board

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          (A)  who, first became a member of the Board subsequent to the date of this Agreement, and

          (B) who, at the time of determination of Continuing Director status, is not an Affiliate, Associate, or representative of an Interested Stockholder, and

          (C) whose initial election or appointment to the Board was approved by at least a majority of the members of the Board of Directors who, at the time of that approval, were themselves Continuing Directors, and

          (D) who initially assumed office as a member of the Board other than as a result of (x) an actual election contest to which Rule 14A-11 of Regulation 14A promulgated under the Exchange Act was applicable, (y) a threatened election contest to which Rule 14A-11 would have been applicable, or (z) any other actual or threatened election contest or solicitation of votes, proxies or consents; provided, however, that this requirement (D) shall not apply to any individual who, in connection with his or her most recent election to the Board, was designated to be a Continuing Director by at least a majority of the members of the Board of Directors who, at the time of that designation, were themselves Continuing Directors.

     (f) The "Voting Stock" shall mean all Capital Stock which by its terms may be voted on the particular matter submitted to the stockholders of the Company.

     (g) An "Affiliate" and "Associate" shall have the meaning ascribed to those terms in Rule 12(b-2) promulgated under the Exchange Act as in existence on the date that Article X of the Company's Amended and Restated Articles of Incorporation was approved by the stockholders of the Company.

     2.   Change of Control.  For the purposes of this Agreement, a "Change of
          -----------------
Control" shall mean:

     (a) A Business Combination in which the affirmative vote of the holders of less than 80% of the Voting Stock voting together as a single class, is cast for the Business Combination; provided, however, that the following shall not constitute a Change of Control: (i) either a Business Combination which shall have been approved by 80% of the Continuing Directors or where all of the price and procedural conditions set forth in Article X of the Company's Amended and Restated Articles of Incorporation shall have been met, (ii) any acquisition by the Company or any of its subsidiaries, (iii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries; or by any trustee of or fiduciary of such plan; or

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     (b) A development whereby more than 20% of the members of the Board are not
Continuing Directors.

     3.   Employment Period.  The Company hereby agrees to continue the
          -----------------
Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

     4.   Terms of Employment.
          -------------------

     (a)  Position and Duties.
          -------------------

          (i) During the Employment Period, (A) the Executive's position (including status, offices, titles, and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b)  Compensation.
          ------------

          (i) Base Salary.  During the Employment Period, the Executive shall
              -----------
     receive an annual base salary, payable to the Executive in approximately equal bi-monthly installments, at least equal to twenty-six (26) times the

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     highest bi-weekly base salary paid or payable to the Executive by the
     Company and its affiliated companies during the twelve-month period immediately preceding the month in which the Effective Date occurs ("Annual Base Salary"). During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with, the Company.

          (ii) Annual Bonus.  In addition to Annual Base Salary, the Executive
               ------------
     shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average annual bonus paid or payable to the Executive by the Company and its affiliated companies in respect of the three fiscal years (annualized for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) during which the Executive was awarded an annual bonus by the Company immediately preceding the fiscal year in which the Effective Date occurs (the "Recent Average Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

          (iii)  Incentive, Savings and Retirement Plans.  During the Employment
                 ---------------------------------------
     Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided

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     generally to other peer executives of the Company and its affiliated companies at any time after the Effective Date.

          (iv) Welfare Benefit Plans.  During the Employment Period, the
               ---------------------
     Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies, and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally to other peer executives of the Company and its affiliated companies at any time after the Effective Date.

          (v) Expenses.  During the Employment Period, the Executive shall be
              --------
     entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally with respect to other peer executives of the Company and its affiliated companies at any time thereafter.

          (vi) Fringe Benefits.  During the Employment Period, the Executive
               ---------------
     shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally with respect to other peer executives of the Company and its affiliated companies at any time thereafter.

          (vii)  Office and Support Staff.  During the Employment Period, the
                 ------------------------
     Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally with respect to other peer executives

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     of the Company and its affiliated companies at any time thereafter.

          (viii)  Vacation.  During the Employment Period, the Executive shall
                  --------
     be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally with respect to other peer executives of the Company and its affiliated companies at any time thereafter.

     5.   Termination of Employment.
          -------------------------

     (a) Death or Disability.  The Executive's employment shall terminate
         -------------------
automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity as defined by the Company's disability insurance policy, due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representatives (such agreement as to acceptability not to be withheld unreasonably).

     (b) Cause.  The Company may terminate the Executive's employment during the
         -----
Employment Period for Cause.  For purposes of this Agreement, "Cause" shall mean
(i) repeated violations by the Executive of the Executive's obligations under
Section 4(a) of this Agreement (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such violations are in the best interest of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company specifying such violations or (ii) the conviction of the Executive of a felony involving moral turpitude.

     (c) Good Reason; Window Period.  The Executive's employment may be
         --------------------------
terminated (i) during the Employment Period by the Executive for Good Reason or
(ii) during the Window Period by the Executive without any reason. For purposes of this Agreement,

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the "Window Period" shall mean the 30-day period immediately following the first anniversary of the Effective Date.  For purposes of this Agreement, "Good
Reason" shall mean:

          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof;

          (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

          (v) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement, provided that such successor has received at least ten days prior written notice from the Company or the Executive of the requirements of Section 11(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

     (d) Notice of Termination.  Any termination by the Company for Cause, or by
         ---------------------
the Executive without any reason during the Window Period or for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than fifteen days after the giving of such notice). The failure by the Executive or by the Company to set forth in the Notice of

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Termination any fact or circumstance which contributes to a showing of Good
Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting any fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e) Date of Termination.  "Date of Termination" means (i) if the
         -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive during the Window Period or for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6.   Obligations of the Company upon Termination.
          -------------------------------------------

     (a) Good Reason or during the Window Period; Other Than for Cause.  Death
         ---------------------------------------------------------------------
or Disability.  If, during the Employment Period, the Company shall terminate
-------------
the Executive's employment other than for Cause or Disability or the Executive shall terminate employment either for Good Reason or without any reason during the Window Period:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts (such aggregate shall be hereinafter referred to as the "Special Termination Amount"):

               (A) the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the highest annual bonus paid or payable to the Executive by the Company and its affiliated companies in respect of the immediately preceding three fiscal years prior to the Date of Termination during which the Executive was awarded an annual bonus (the "Highest Annual Bonus"), and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

               (B) the amount equal to the product of ____________ times the sum of (x) the Executive's

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          Annual Base Salary and (y) the Highest Annual Bonus; provided, however, that such amount shall be paid in lieu of, and the Executive hereby waives the right to receive, any other amount of severance related to salary or bonus continuation to be received by the Executive upon such termination of employment under any severance plan, policy or arrangement of the Company; and

          (ii) for the remainder of the Employment Period and thereafter upon payment by the Executive and/or the Executive's spouse of the required premiums, the Company shall continue welfare and other health benefits, to the Executive and/or the Executives family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally with respect to other peer executives of the Company and its affiliated companies and their families at any time thereafter, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; and

          (iii)

               (A) In calculating the Executive's pension benefits, the Company shall give the Executive credit for that age and service which he would have accrued had he worked until age sixty-five (65), and it shall be assumed that his Annual Base Salary increased by six percent (6%) each year until the Executive reached age sixty-five. If the Executive is a participant in the Company's Executive Supplemental Pension Plan, he may, at his sole election, retire upon his Date of Termination and begin receiving pension benefits at or after attaining age 55 from the Company's Executive Supplemental Pension Plan or from the most favorable non-qualified retirement plan of a similar nature of the Company and its affiliated companies (other than the Company's Executive Supplemental Pension Plan) applicable generally to other peer executives during

                                       10
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          the ninety-day period immediately preceding the Effective Date or, if more favorable to such Executive, as in effect generally with respect to other peer executives of the Company and its affiliated companies at any time thereafter. Such pension benefits shall be an amount equal to what the Executive would have received at age 65 under such plans. Such pension benefits shall be paid in accordance with the same alternative methods of payment as are available under the Executive Supplemental Pension Plan of the Company, or, if applicable, under the most favorable of any such other non-qualified retirement plan other than the Company's Executive Supplemental Pension Plan.

               (B) If the Executive is not then a participant in the Company's Executive Supplemental Pension Plan, the Company shall also give such Executive credit for that age and service which he would have accrued had he worked until age 65, and it shall be assumed that his Annual Base Salary increased by six percent each year until the Executive reached age 65. The Executive may, at his sole option, retire upon his Date of Termination and begin receiving pension benefits at or after attaining age 55 from whatever non-qualified retirement plan in which he is then a participant, or from the most favorable non-qualified retirement plan of a similar nature of the Company and its affiliated companies (other than the Company's Executive Supplemental Pension Plan) applicable generally to other peer executive during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally with respect to other peer executives of the Company and its affiliated companies at any time thereafter. Such pension benefits shall be an amount equal to what the Executive would have received at age 65 under such plans. Such pension benefits shall be paid in accordance with the same alternative methods of payment as are available under the most favorable of any such non-qualified retirement plan.

               (C) In no event shall the amounts, methods of payment or commencement of any payment of any pension benefits described in (A) and (B) above be less favorable to the Executive than the amounts, methods of payment or commencement of payment as were available under the terms of the Company's Executive Supplemental Pension Plan if he was a participant therein immediately before his Date of Termination or such other non-qualified retirement plan of a similar nature of the Company and its affiliated companies in which he was a participant immediately before his Date of Termination.

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

               (D) Notwithstanding any other provision in this Agreement to the contrary, the Executive, upon his Date of Termination, shall immediately receive in a lump sum cash payment all of his frozen accrued benefit from the Company's Retirement Plan.

          (iv) the Executive shall be entitled to receive all amounts from the Company's Salary Deferral Plan and the Company's Deferred Compensation Plan credited to the Executive under such Plans, and to receive from the Company the present value of the additional amounts which would have accrued on behalf of the Executive under both such Plans if he had been a participant therein until age 65 and had continued to defer, on a pretax basis, until age 65 that percentage of his Annual Base Salary which he had been deferring under such Plans immediately before his Date of Termination and if the Company had continued to make the same matching contribution to such Plans as it had been making immediately preceding his Date of Termination, and that the Executive's contributions and Company contributions earned a compounded annual rate of return of eight percent (8%). Payments from both such Plans will be at the time and the manner specified under the terms of such Plans, and payments from the Company shall be in the form of a lump sum cash payment within thirty days following the Executive's Date of Termination.

          (v) in the event the Executive is a member of any of the Company's stock bonus and non-qualified stock option plans or otherwise has been granted stock options, the Executive shall be paid, in a lump sum cash payment, the difference between the then fair market value of such Company stock and the option price for any unexercised options, or, at his election, shall be entitled either to any other alternative which is available to him under the terms of his existing options or to maintain his options under the same terms and conditions as granted to the Executive pursuant to such plans or otherwise.

          (vi) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive pursuant to this Agreement and any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (b) Death.  If the Executive's employment is terminated by reason of the
         -----
Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment of provision of Other Benefits. All Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its affiliated companies to surviving families of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to family death benefits, if any, as in effect with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their families.

     (c) Disability.  If the Executive's agreement is terminated by reason of
         ----------
the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

     (d) Cause; Other than for Good Reason.  If the Executive's employment shall
         ---------------------------------
be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, and the timely payment or provision of Other Benefits. If the Executive terminates employment during the Employment Period, excluding a termination either for Good Reason or without any reason during the Window Period, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits; in such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     7.   Non-Exclusivity of Rights.  Except as provided in Sections 6(a)(i)(B)
          -------------------------
and 6(a)(ii) of this Agreement, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     8.   Full Settlement.  The Company's obligation to make the payments
          ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 6(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provisions of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     9.   Certain Additional Payments by the Company.
          ------------------------------------------

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any successor or other comparable federal, state or local tax law, the Company shall pay the Executive such additional compensation as is necessary (a "Gross-Up Payment"), after taking into account all federal, state and local income taxes payable by the Executive as a result of the receipt of such additional compensation, to place the Executive in the same after-tax position (including federal, state and local taxes) he would have been in had no such excise tax or any related interest or penalties been payable by the Executive.

     (b) Subject to the provisions of 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized arriving at such determination, shall be made by __________________ (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive and the Company shall mutually appoint another accounting firm to make the determinations required hereunder. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination of the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to and for the benefit of the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including any interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

     10.  Confidential Information.  The Executive shall hold in a fiduciary
          ------------------------
capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     11.  Successors.
          ----------

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes or agrees to perform this Agreement by operation of law, or otherwise.

     12.  Entire Agreement.  This Agreement constitutes the entire, full and
          ----------------
complete agreement between the Company and the Executive concerning the subject matter hereof and shall supersede, and makes null and void, all prior related agreements between Morrison Restaurants Inc. (and any predecessor corporation) and the Executive.

     13.  Miscellaneous.
          -------------

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          At the home address reflected in
          the Company's personnel records.

          If to the Company:
          -----------------

          Ruby Tuesday, Inc.
          4721 Morrison Drive
          Post Office Box 160266
          Mobile, Alabama 36625
          Attention:  President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity and unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time. Moreover, if prior to the Effective Date the Executive's employment with the Company terminates, then the Executive shall have no further rights under this Agreement.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                              ----------------------------------a
                                         [Executive]

                              RUBY TUESDAY, INC.


                              By:
                                 -------------------------------